1 Snap One Reports Fiscal Second Quarter 2022 Results Sustained Demand Drives Strong Operating Results, Highlighted by 17% Increase in Net Sales CHARLOTTE, N.C. – August 11, 2022 – Snap One Holdings Corp. (Nasdaq: SNPO) (“Snap One,” the “Company,” “we,” or “our”), a provider of smart living products, services, and software to professional integrators, reported financial results for the fiscal second quarter ended July 1, 2022. Recent Operational Highlights ● Introduced enhanced software platform capabilities to provide a more enjoyable experience for end users and an easier installation process for integrators: o Released Control4 OS 3.3.0 update, which includes time-saving shortcuts for efficient project installations, enhanced user interface controls, improvements to lighting control, and faster connection speeds. o Introduced OvrC Connect app to strengthen control of OvrC systems for both commercial and residential end users, and to provide integrators with increased simplicity in workflow solutions. ● Delivered on product innovation, continuing to modernize the smart living experience: o Released the next-generation CORE Series of Control4 controllers, setting the foundation for exciting future product releases on the Control4 platform. o Launched Triad PDX speaker series, pairing Triad’s premium audio performance with a simplified installation experience. o Debuted the SunBrite Veranda 3 line of full-shade outdoor LED TVs, bringing the premium quality and features of smart indoor TVs to the outdoors. ● Recognized in the CE Pro 100 Brand Analysis with an industry-best 48 brand leader awards across Snap One’s portfolio of products, platforms, and services. ● Continued commitment to growth in adjacent markets, including the hiring of a leader focused specifically on the Commercial and Security markets. Additionally, Snap One’s Control4 Multi- Display Manager functionality was recently voted an AV Technology Best of InfoComm 2022 award winner, demonstrating continued progress and recognition for enabling smart living in commercial settings. ● Opened a new domestic local branch in Orlando, FL. The Company operates 32 locations domestically and two (2) locations in Canada as of quarter end. ● Appointed Tom Hendrickson to the Board of Directors as Chair of the Company’s Audit & Risk Management Committee. Hendrickson is an accomplished executive and financial expert with more than 30 years of experience leading high-growth, consumer-focused public companies. Post-Fiscal Second Quarter Updates ● Acquired Clare Controls, a provider of home automation and security products for whom Snap One has been the distributor since 2019. Clare’s hybrid automation and security solution addresses the attractive market opportunity between commonly available security systems and luxury-level whole home control systems. The Clare acquisition will enable Snap One to convert Clare’s product suite into higher-margin proprietary products, and drive growth with professional integrators in attractive adjacent markets.

2 Management Commentary “We built on our strong start to the year with solid execution in the second quarter, driven by sustained demand for smart living solutions across our business,” said Snap One CEO John Heyman. “During the period, we made several major enhancements to our platform and product suite, including the launch of the CORE Series of Control4 Controllers. As we continue to modernize the smart living experience, we expect this launch will enable us to deliver exciting future product enhancements on our platform. We remain committed to our ‘Only Here’ strategy to be the one partner trusted by integrators to support and grow their businesses. “Operationally, our team has continued its strong execution in a dynamic market backdrop. This execution positioned us to serve sustained integrator demand and deliver $296.9 million in net sales in the second quarter, representing 17.2% year-over-year growth on an as-reported basis, with a net loss of $1.3 million and adjusted EBITDA of $31.7 million. While the macroeconomic environment remains uncertain, we believe we have an opportunity to continue to build on our established market leadership position, and we remain focused on driving sustainable and profitable long-term growth for Snap One.” Fiscal Second Quarter 2022 Financial Results Results compare 2022 fiscal second quarter end (July 1, 2022) to 2021 fiscal second quarter end (June 25, 2021) unless otherwise indicated. The Company’s fiscal second quarter in both years reflects a 13- week period. ● Net sales increased 17.2% to $296.9 million from $253.3 million in the comparable year-ago period. ● Contribution margin, a non-GAAP measurement of operating performance reconciled below, increased 15.2% to $116.5 million (39.2% of net sales) in the fiscal second quarter from $101.2 million (39.9% of net sales) in the comparable year-ago period. ● Selling, general and administrative (SG&A) expenses increased 21.3% to $95.4 million (32.1% of net sales) from $78.7 million (31.1% of net sales) in the comparable year-ago period. ● Net loss increased 27.2% to $1.3 million (-0.5% of net sales) compared to net loss of $1.1 million (- 0.4% of net sales) in the comparable year-ago period. ● Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, increased 8.1% to $31.7 million (10.7% of net sales) compared to $29.3 million (11.6% of net sales) in the comparable year-ago period. ● Adjusted net income, a non-GAAP measurement of operating performance reconciled below, increased 19.0% to $16.5 million (5.6% of net sales) from $13.9 million (5.5% of net sales) in the comparable year-ago period. ● Net cash used in operating activities totaled $19.6 million in the six-month period ended July 1, 2022, compared to net cash used in operating activities of $4.6 million in the comparable year-ago period. ● Free cash flow, a non-GAAP measurement of operating performance reconciled below, totaled ($26.0) million in the six-month period ended July 1, 2022, compared to ($9.0) million in the comparable year-ago period. ● At the end of the fiscal second quarter 2022, cash and cash equivalents were $31.3 million, compared to $40.6 million on December 31, 2021.

3 Stock Repurchase Program On May 12, 2022, Snap One announced that its Board of Directors had approved a stock repurchase program that authorized potential repurchases of up to $25 million of its common stock from the date of approval through the end of 2023. Under the repurchase program, the Company may purchase shares of common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans or through the use of other strategies such as accelerated share repurchases. Snap One expects to fund the repurchase with its existing cash balance and cash generated from operations. As of July 1, 2022, the Company had repurchased 94,227 shares of its common stock at an aggregate principal value of $1.0 million. Fiscal 2022 Financial Outlook “Looking ahead, we expect to see sustained demand for our products and services,” Heyman continued. “While we continue to monitor the uncertain market environment, we’re encouraged by the diversified nature of our business model and the resiliency of our integrators. Our fiscal 2022 guidance considers our strong fiscal first half performance, our price adjustments through June, our acquisition of Clare which we expect to have a modest dilutive impact on consolidated results in the short term, continued FX headwinds, and our anticipation of continued market uncertainty. Considering these factors, we are reaffirming our full-year guidance ranges communicated in May in conjunction with our fiscal Q1 2022 earnings, and expect net sales in the fiscal year ending December 30, 2022 to range between $1.16 billion and $1.18 billion, which would represent an increase of 15% to 17% compared to the prior fiscal year on an as-reported basis, and 17% to 19% after adjusting fiscal 2021 to remove the impact of a 53rd week. “For fiscal 2022, we continue to expect adjusted EBITDA to range between $116 million and $121 million, which would represent an increase of 5% to 9% compared to the prior fiscal year on an as- reported basis. While our business continues to perform well, we are evaluating the current macroeconomic dynamic with conservatism as we look out over the remainder of 2022. As such, we are taking proactive steps to manage our expense structure to position us to deliver against our EBITDA goals even if sales trend towards the lower end of our guidance range.” “Overall, we are committed to revolutionizing smart living and helping lead overall industry progress. We remain focused on delivering strong growth and margin expansion over the long-term and reinvesting in the success of Snap One.” Supplemental Earnings Presentation The Company has posted a supplemental earnings presentation accompanying its fiscal second quarter 2022 results to the Events & Presentations section of its Investor Relations website, which can be found at investors.snapone.com. Conference Call Snap One management will hold a conference call today, August 11, 2022 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. Company CEO John Heyman and CFO Mike Carlet will host the call, followed by a question-and-answer period. Registration Link: Click here to register

4 Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Investor Relations at 949- 574-3860. The conference call will be broadcast live and available for replay here and via the Investor Relations section of Snap One's website. About Snap One As a leading distributor of smart living technology, Snap One empowers its vast network of professional integrators to deliver entertainment, connectivity, automation, and security solutions to residential and commercial end users worldwide. Snap One distributes an expansive portfolio of proprietary and third-party products through its intuitive online portal and local branch network, blending the benefits of e-commerce with the convenience of same-day pickup. The Company provides software, award-winning support, and digital workflow tools to help its integrator partners build thriving and profitable businesses. Additional information about Snap One can be found at snapone.com. Snap One intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of the Snap One website at investors.snapone.com. Accordingly, investors should monitor such portion of the website, in addition to following the Company’s press releases, Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts. Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including contribution margin, adjusted EBITDA, adjusted net income, and free cash flow. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP. We use the following non- GAAP measures to help us monitor the performance of our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions: Contribution margin, which is defined as net sales less cost of sales, exclusive of depreciation and amortization, divided by net sales. Adjusted EBITDA, which is defined as net loss, plus interest expense, net, income tax benefit, depreciation, and amortization, further adjusted to exclude equity-based compensation, acquisition- and integration-related costs and certain other non-recurring, non-core, infrequent or unusual charges as described below. Adjusted net income, which is defined as net loss plus amortization further adjusted to exclude equity- based compensation, acquisition- and integration-related costs and certain non-recurring, non-core, infrequent or unusual charges, including the estimated tax impacts of these adjustments. Free cash flow, which is defined as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment as well as purchases of information technology, software development and leasehold improvements).

5 Contribution margin, adjusted EBITDA, adjusted net income and free cash flow are key measures used by management to understand and evaluate our financial performance, trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and analyze investments in initiatives that are focused on cultivating new markets for our products and services. We believe contribution margin, adjusted EBITDA, adjusted net income and free cash flow are useful measurements for analysts, investors, and other interested parties to evaluate companies in our markets as they help identify underlying trends that could otherwise be masked by certain expenses that we do not consider indicative of our ongoing performance. Contribution margin, adjusted EBITDA, adjusted net income and free cash flow have limitations as analytical tools. These measures are not calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, contribution margin, adjusted EBITDA, adjusted net income and free cash flow may not be comparable to similarly titled metrics of other companies due to differences among the methods of calculation. We have not reconciled the forward-looking adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results. Cautionary Statements Concerning Forward-Looking Statements Certain statements contained in this press release constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views with respect to, among other things, our operations, earnings and financial performance, including our guidance for 2022. You can identify these forward- looking statements by the use of words such as “outlook,” “indicator,” “believes,” “project,” “forecast,” “targets,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the impact of COVID-19, risks related to our business and industry, risks related to our products, risks related to our manufacturing and supply chain, risks related to our distribution channels, risks related to laws and regulations, risks related to cybersecurity and privacy, risks related to intellectual property, risks related to our international operations, risks related to our indebtedness, risks related to interest rate and exchange rate volatility, risks related to our financial statements, risks related to our common stock, and other risks as described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the annual period ended December 31, 2021 filed with the SEC on March 23, 2022, as amended by the Form 10-K/A filed with the SEC on April 25, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and, except as required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

6 Contacts Media: Abigail Hanlon Director, Marketing Events & Public Relations Abigail.Hanlon@SnapOne.com Investors: Tom Colton and Matt Glover Gateway Investor Relations 949-574-3860 IR@SnapOne.com -Financial Tables to Follow-

snap one

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended	
	July 1, 2022	June 25, 2021	July 1, 2022	June 25, 2021
Net sales	$ 296,905	$ 253,305	$ 574,339	$ 473,773
Costs and expenses:				
Cost of sales, exclusive of depreciation and amortization	180,395	152,140	352,727	281,016
Selling, general and administrative expenses	95,394	78,657	181,921	154,014
Depreciation and amortization	14,966	14,198	29,855	27,910
Total costs and expenses	290,755	244,995	564,503	462,940
Income from operations	6,150	8,310	9,836	10,833
Other expenses (income):				
Interest expense	7,720	9,543	14,443	19,078
Other expense (income), net	(63)	(296)	(483)	(509)
Total other expenses	7,657	9,247	13,960	18,569
Loss before income taxes	(1,507)	(937)	(4,124)	(7,736)
Income tax (benefit) expense	(163)	119	(524)	(644)
Net loss	(1,344)	(1,056)	(3,600)	(7,092)
Net loss attributable to noncontrolling interest	(17)	(12)	(37)	(34)
Net loss attributable to Company	$ (1,327)	$ (1,044)	$ (3,563)	$ (7,058)
Net loss per share, basic and diluted	$ (0.02)	$ (0.02)	$ (0.05)	$ (0.12)
Weighted average shares outstanding, basic and diluted	74,588	59,217	74,526	59,217

7

snap one

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	As of	
	July 1, 2022	December 31, 2021
Assets		
Current assets:		
Cash and cash equivalents	$ 31,318	$ 40,577
Accounts receivable, net	59,172	52,620
Inventories, net	274,697	210,964
Prepaid expenses and other current assets	31,613	35,114
Total current assets	396,800	339,275
Long-term assets:		
Property and equipment, net	24,238	22,603
Goodwill	590,199	580,761
Other intangible assets, net	576,159	587,192
Operating lease right-of-use assets	39,547	—
Other assets	3,530	10,550
Total assets	$ 1,630,473	$ 1,540,381
Liabilities and stockholders' equity		
Current liabilities:		
Current maturities of long-term debt	$ 4,650	$ 3,488
Accounts payable	84,966	72,781
Accrued liabilities	71,499	75,517
Current operating lease liability	11,772	—
Current tax receivable agreement liability	11,038	—
Total current liabilities	183,925	151,786
Long-term liabilities:		
Revolving credit facility, net	45,647	—
Long-term debt, net of current portion	447,700	449,256
Deferred income tax liabilities, net	45,592	48,555
Operating lease liability, net of current portion	30,739	—
Tax receivable agreement liability, net of current portion	101,368	112,406
Other liabilities	21,610	30,103
Total liabilities	876,581	792,106
Commitments and contingencies (Note 15)		
Stockholders' equity:		
Common stock, $0.01 par value, 500,000 shares authorized; 74,613 shares issued and outstanding as of July 1, 2022 and 74,427 shares issued and outstanding at December 31, 2021	746	744
Preferred stock, $0.01 par value; 50,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	838,035	826,718
Accumulated deficit	(82,983)	(79,420)
Accumulated other comprehensive loss	(2,130)	(28)
Company's stockholders' equity	753,668	748,014
Noncontrolling interest	224	261
Total stockholders' equity	753,892	748,275
Total liabilities and stockholders' equity	$ 1,630,473	$ 1,540,381

8

snap one

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended	
	July 1, 2022	June 25, 2021
Cash flows from operating activities:		
Net loss	$ (3,600)	$ (7,092)
Adjustments to reconcile net loss to net cash from operating activities:		
Depreciation and amortization	29,855	27,910
Amortization of debt issuance costs	921	3,051
Deferred income taxes	(6,462)	408
Loss on sale and disposal of property and equipment	81	205
Equity-based compensation	12,367	2,238
Non-cash operating lease expense	6,298	—
Bad debt expense	100	180
Fair value adjustment to contingent value rights	(6,075)	2,840
Provision for credit losses on notes receivable	5,872	—
Change in operating assets and liabilities:		
Accounts receivable	(4,851)	(6,313)
Inventories	(58,262)	(15,234)
Prepaid expenses and other assets	5,273	(6,481)
Accounts payable, accrued liabilities and operating lease liabilities	(1,070)	(6,327)
Net cash used in operating activities	(19,553)	(4,615)
Cash flows from investing activities:		
Acquisition of business, net of cash acquired	(25,639)	(25,821)
Purchases of property and equipment	(6,414)	(4,413)
Issuance of notes receivable	(600)	—
Other	45	(429)
Net cash used in investing activities	(32,608)	(30,663)
Cash flows from financing activities:		
Payments on long-term debt	(1,163)	(3,595)
Proceeds from revolving credit facility	47,000	—
Repurchase and retirement of common stock	(918)	—
Payment of deferred initial public offering costs	—	(2,730)
Net cash provided by (used in) financing activities	44,919	(6,325)
Effect of exchange rate changes on cash and cash equivalents	(2,017)	(5)
Net decrease in cash and cash equivalents	(9,259)	(41,608)
Cash and cash equivalents at beginning of the period	40,577	77,458
Cash and cash equivalents at end of the period	$ 31,318	$ 35,850
Supplementary cash flow information:		
Cash paid for interest	$ 14,657	$ 16,083
Cash paid for taxes, net	$ 3,445	$ 743
Noncash investing and financing activities:		
Noncash equity contribution	$ —	$ 10,025
Capital expenditure in accounts payable	$ 321	$ 251

9

Snap One Holdings Corp.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended	
	July 1, 2022	June 25, 2021	July 1, 2022	June 25, 2021
Net loss	$ (1,344)	$ (1,056)	$ (3,600)	$ (7,092)
Interest expense	7,720	9,543	14,443	19,078
Income tax (benefit) expense	(163)	119	(524)	(644)
Depreciation and amortization	14,966	14,198	29,855	27,910
Other expense (income), net	(63)	(296)	(483)	(509)
Equity-based compensation	6,768	1,178	12,367	2,238
Provision for credit losses on notes receivable[(a)]	5,872	—	5,872	—
Fair value adjustment to contingent value rights[(b)]	(3,275)	1,530	(6,075)	2,840
Deferred acquisition payments[(c)]	327	1,428	1,030	3,580
Compensation expense for payouts in lieu of TRA participation[(d)]	279	—	558	—
Acquisition and integration related costs[(e)]	64	222	278	236
Deferred revenue purchase accounting adjustment[(f)]	53	141	150	289
Initial public offering costs[(g)]	—	1,210	—	2,921
Other professional services costs[(h)]	376	—	1,213	—
Other[(i)]	100	1,095	187	1,807
Adjusted EBITDA	$ 31,680	$ 29,312	$ 55,271	$ 52,654

10

snap one

Snap One Holdings Corp.
Reconciliation of Net Loss to Adjusted Net Income
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended	
	July 1, 2022	June 25, 2021	July 1, 2022	June 25, 2021
Net loss	$ (1,344)	$ (1,056)	$ (3,600)	$ (7,092)
Amortization	12,597	12,079	25,258	23,967
Equity-based compensation	6,768	1,178	12,367	2,238
Foreign currency loss (gains)	166	(143)	(13)	(191)
Provision for credit losses on notes receivable[(a)]	5,872	—	5,872	—
Fair value adjustment to contingent value rights[(b)]	(3,275)	1,530	(6,075)	2,840
Deferred acquisition payments[(c)]	327	1,428	1,030	3,580
Compensation expense for payouts in lieu of TRA participation[(d)]	279	—	558	—
Acquisition and integration related costs[(e)]	64	222	278	236
Deferred revenue purchase accounting adjustment[(f)]	53	141	150	289
Initial public offering costs[(g)]	—	1,210	—	2,921
Other professional services costs[(h)]	376	—	1,213	—
Other[(i)]	33	1,067	52	1,757
Income tax effect of adjustments[(j)]	(5,416)	(3,790)	(9,873)	(7,645)
Adjusted Net Income	$ 16,500	$ 13,866	$ 27,217	$ 22,900

(a) Represents provision for credit losses on notes receivable related to the Company's unsecured loan to Clare.

(b) Represents noncash gains and losses recorded from fair value adjustments related to contingent value right ("CVR") liabilities. Fair value adjustments related to CVR liabilities represent potential obligations to the prior sellers in conjunction with the acquisition of the Company by investment funds managed by Hellman & Friedman in August 2017 and are based on estimates of expected cash payments to the prior sellers based on specified targets for the return on the original capital investment.

(c) Represents expenses incurred related to deferred payments to employees associated with our Control4 acquisition and other historical acquisitions. The deferred payments are cash retention awards for key personnel from the acquired companies and are expected to be paid to employees through 2023. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to acquisitions and are incremental to our typical compensation costs incurred and we do not expect such costs to be reflective of future increases in base compensation expense.

(d) Represents non-recurring expense related to payments to certain pre-IPO owners in lieu of their participation in the TRA. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to the establishment of the TRA.

(e) Represents costs directly associated with acquisitions and acquisition-related integration activities. These costs also include certain restructuring costs (e.g., severance) and other third-party transaction advisory fees associated with the acquisitions.

(f) Represents an adjustment related to the fair value of deferred revenue related to the Control4 acquisition.

11

12 (g) Represents expenses related to professional fees in connection with preparation for our IPO. (h) Represents professional service fees associated with the preparation for Sarbanes-Oxley compliance, the implementation of new accounting standards and accounting for non-recurring transactions. (i) Represents non-recurring expenses related to consulting, restructuring, and other expenses which management believes are not representative of our operating performance. (j) Represents the tax impacts with respect to each adjustment noted above after taking into account the impact of permanent differences using the statutory tax rate related to the applicable federal and foreign jurisdictions and the blended state tax rate.

13 Snap One Holdings Corp. Contribution Margin (in thousands) (Unaudited) (a) Cost of sales for the three months ended July 1, 2022 and June 25, 2021, excludes depreciation and amortization of $14,966 and $14,198, respectively. Cost of sales for the six months ended July 1, 2022 and June 25, 2021, excludes depreciation and amortization of $29,855 and $27,910, respectively. Net sales $ 296,905 $ 253,305 $ 574,339 $ 473,773 Cost of sales, exclusive of depreciation and amortization(a) Net sales less cost of sales, exclusive of depreciation and amortization $ 116,510 $ 101,165 $ 221,612 $ 192,757 Contribution Margin % % % % 352,727 281,016 38.6 40.7 Six Months Ended July 1, June 25, 2022 2021 Three Months Ended July 1, June 25, 39.2 39.9 2022 2021 180,395 152,140

14 Snap One Holdings Corp. Free Cash Flow (in thousands) (Unaudited) Net cash used in operating activities $ (19,553) $ (4,615) Purchases of property and equipment Free Cash Flow $ (25,967) $ (9,028) (6,414) (4,413) Six Months Ended July 1, June 25, 2022 2021

Snap One Holdings Corp.
Revenue by Geography
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended	
	July 1, 2022	June 25, 2021	July 1, 2022	June 25, 2021
United States integrators[a]	$ 238,675	$ 209,526	$ 464,081	$ 395,189
United States other[b]	17,814	14,294	31,167	22,709
International[c]	40,416	29,485	79,091	55,875
Total	$ 296,905	$ 253,305	$ 574,339	$ 473,773

(a) United States integrators is defined as professional "do-it-for-me" integrator customers who transact with Snap One through a traditional integrator channel and excludes the impact of recently acquired businesses domestically.

(b) United States other is defined as recently acquired entities and revenue generated through managed transactions with non-integrator customers, such as national accounts.

(c) International consists of all integrators and distributors who transact with Snap One outside of the United States.

15

16 Snap One Holdings Corp. Revenue by Product Type (in thousands) (Unaudited) (a) Proprietary products consist of product and services internally developed by Snap One and sold under one of Snap One’s proprietary brands. (b) Third-party products consist of product that Snap One distributes but to which Snap One does not own the intellectual property. Proprietary products(a) $ 208,196 $ 180,418 $ 395,993 $ 332,455 Third-party products(b) Total $ 296,905 $ 253,305 $ 574,339 $ 473,773 178,346 141,318 Six Months Ended July 1, June 25, 2022 2021 88,709 72,887 Three Months Ended July 1, June 25, 2022 2021